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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-20829, No. 333-20833, No. 333-37642 and No. 333-141935 on Form S-8 of our report dated March 7, 2007 (March 21, 2007 as to Note 13) (November 2, 2007 as to the effects of the restatement discussed in Note 24), relating to the financial statements of MarkWest Hydrocarbon, Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph for the adoption of Statement of Financial Accounting Standards No. 123R "Share-Based Payment" and an explanatory paragraph relating to the restatement discussed in Note 24), and of our report on internal control over financial reporting dated March 7, 2007 (November 2, 2007 as to the effects of the material weakness discussed in Management's Report on Internal Control over Financial Reporting as revised) (which report expresses an adverse opinion on the effectiveness of the Company's internal control over financial reporting because of a material weakness) appearing in this Annual Report on Form 10-K/A of MarkWest Hydrocarbon, Inc. for the year ended December 31, 2006.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
November 2, 2007

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM